EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated January 31, 2003, accompanying the consolidated financial statements of pacific Mercantile Bancorp and Subsidiaries contained in the Registration Statement and Prospectus on Form S-2. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/    GRANT THORNTON LLP

Irvine, California

November 10, 2003